UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2005

INTRAWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25249	68-0389976
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

25 Orinda Way
Orinda, California 94563

(Address of principal executive offices, including zip code)

(925) 253-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On November 9, 2005, Intraware filed a Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock (a “Certificate of Designations”) with the Secretary of State of the State of Delaware designating 1,000 shares of Intraware’s preferred stock as Series B Convertible Preferred Stock, par value $0.0001 per share.

On November 9, 2005, Intraware, Inc. (“Intraware”) entered into a Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Digital River, Inc. (“Digital River”), pursuant to which Digital River agreed to purchase 1,000 shares of Intraware’s Series B Convertible Preferred Stock for an aggregate purchase price of $6,000,000 (the “Transaction”).  In connection with the Transaction, Intraware entered into an Investor Rights Agreement (the “Rights Agreement”) and a Standstill and Stock Restriction Agreement (the “Standstill Agreement”) with Digital River.  The Transaction closed on November 10, 2005 (the “Closing”).

Each share of Series B Convertible Preferred Stock is convertible into 1,000 shares of Intraware’s common stock (subject to adjustment for stock splits and the like) at any time at the option of Digital River.  In addition, each share of Series B Convertible Preferred Stock shall automatically convert into 1,000 shares of Intraware’s common stock upon any transfer, except for transfers to an affiliate of Digital River.  The Series B Convertible Preferred Stock is also entitled to a liquidation preference in connection with a liquidation event and certain dividend and redemption rights.  In addition, Intraware will need the consent of at least a majority of the shares of Series B Preferred Stock prior to taking certain actions.

Pursuant to the Rights Agreement, Digital River may request, at any time beginning two (2) years after the Closing, that Intraware file a registration statement on Form S-3 to register the shares of common stock issuable upon conversion of the Series B Convertible Preferred Stock.  Digital River may also request that Intraware include its registrable securities in any registration initiated by Intraware.  In addition, the Rights Agreement provides that, after the execution of a strategic alliance agreement between Intraware and Digital River and until Digital River owns less than 10% of the outstanding voting stock of Intraware, Digital River will be entitled to designate a member of Intraware’s Board of Directors.

Pursuant to the Standstill Agreement, Digital River may not acquire beneficial ownership of more than 15% of Intraware’s voting power during the standstill period.  The standstill period terminates when either Digital River owns less than 10% of Intraware’s voting power or upon a change of control of Intraware, or is suspended for those periods during which a third party has acquired more than 15% but less than 50% of Intraware’s voting power, Intraware enters into an agreement for a merger, asset sale or other transaction with a third party, or a third party commences a tender offer for Intraware’s voting stock.  In addition, the Standstill Agreement provides that Digital River’s right to transfer its shares (other than to an affiliate) is subject to a right of first refusal by Intraware to purchase the shares.  The Standstill Agreement also provides for certain obligations on the part of Digital River regarding quorum at stockholder meetings and dissenter’s rights.

Copies of the Purchase Agreement, Rights Agreement, Standstill Agreement and the Certificate of Designations (collectively, the “Transaction Documents”) are filed as exhibits to this report and are incorporated in this report by reference.  The descriptions set forth above are qualified in their entirety by reference to the Transaction Documents.

ITEM 3.02             Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.  The issuance of the Series B Convertible Preferred Stock was exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

ITEM 3.03             Material Modification to Rights of Security Holders

The information contained in Item 1.01 is incorporated herein by reference.

ITEM 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 1.01 is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock.
10.1	Series B Preferred Stock Purchase Agreement dated November 9, 2005, by and between Intraware, Inc. and Digital River, Inc.
10.2	Investor Rights Agreement dated November 9, 2005, by and between Intraware, Inc. and Digital River, Inc.
10.3	Standstill and Stock Restriction Agreement dated November 9, 2005, by and between Intraware, Inc. and Digital River, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRAWARE, INC.

By:	/s/ John J. Moss
John J. Moss Senior Vice President, General Counsel and Secretary

Date:  November 15, 2005

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock
10.1	Series B Preferred Stock Purchase Agreement dated November 9, 2005, by and between Intraware, Inc. and Digital River, Inc.
10.2	Investor Rights Agreement dated November 9, 2005, by and between Intraware, Inc. and Digital River, Inc.
10.3	Standstill and Stock Restriction Agreement dated November 9, 2005, by and between Intraware, Inc. and Digital River, Inc.